Exhibit 10.4

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (the “Consent”) is made on January 11, 2023 (the “Effective Date”), by and between the undersigned investor (the “Holder”) and Akerna Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of October 5, 2021 (as amended, restated, extended, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company, the Holder and the other investors party thereto (the “Other Holders”, and together with the Holder, the “Holders”) and HT Investments MA LLC, in its capacity as collateral agent to the Holders (the “Collateral Agent”), pursuant to which the Company sold certain senior secured convertible notes (the “Notes”) to the Holders (capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement);

WHEREAS, as security for the repayment of the Company’s obligations under the Notes, the Company and certain subsidiaries of the Company (the “Material Subsidiaries”), including, without limitation, The NAV People, Inc. (“NAV People”), entered into that certain Amended and Restated Security and Pledge Agreement dated as of October 5, 2021 (the “Security Agreement”), pursuant to which, among other things, the Company granted the Collateral Agent, in its capacity as collateral agent to the Holders, a first priority security interest on substantially all of the assets of the Company and its Material Subsidiaries, including, without limitation, a pledge by the Company of all of the outstanding shares (the “NAV Shares) of common stock of NAV People and a pledge by NAV People of 65% of the issued and outstanding shares of its wholly-owned subsidiary 365 Dynamics People Software and Services Ltd., a British Columbia corporation (the “365DP Shares”);

WHEREAS, as a further inducement to the Holders purchasing the Notes, NAV People was one of certain grantors (other than the Company) that executed and delivered an Amended and Restated Guaranty, dated October 5, 2021 (the “Guaranty”) guaranteeing the payment of the Company’s obligations under the Notes and entered into an Intellectual Property Security Agreement, dated October 5, 2021 (the “IP Agreement”) granting the Collateral Agent a security interest in the intellectual property collateral of NAV People on the terms set forth in the IP Agreement;

WHEREAS, the Company desires to enter into that certain Stock Purchase Agreement (“SPA”) by and between the Company and 365 Holdco LLC (“365”), to be dated on or about the date hereof, in the form attached hereto as Exhibit A, under which the Company will sell to 365 all of the issued and outstanding NAV Shares (the “Sale Transaction”);

WHEREAS, the Sale Transaction will release the Company from certain earn-out payments and other financial obligations owed to the principals of 365 and the Company will receive up to $500,000 in cash from the Sale Transaction;

WHEREAS, in order to induce 365 to enter into the SPA and consummate the transactions contemplated thereby, the Company requires a release from its pledge of the NAV Shares under the Security Agreement and NAV People requires a release from the Security Agreement, the Guaranty and the IP Agreement as described herein;

WHEREAS, as inducement to the Holder to enter into this Consent, the Company has agreed to deposit the gross aggregate cash proceeds from the Sale Transaction in an amount of $400,000.00 (the “Closing Sale Proceeds”) and up to an additional $100,000 following release from escrow (together, the “Escrow Release Sale Proceeds”) in the bank accounts governed by that certain Amended and Restated Deposit Account Control Agreement dated October 5, 2021 by and between the Collateral Agent and the Company as set forth on Schedule I hereto (the “DACA Account”);

WHEREAS, the Holder desires to consent to the releases pursuant to the terms and conditions set forth herein and to instruct the Collateral Agent to execute and perform the terms and conditions of that certain release attached hereto as Exhibit B (the “Release”); and

WHEREAS, concurrently herewith, each Other Holder has received a consent in the form of this Consent (each, an “Other Consent”, and together with this Consent, the “Consents”) and the Company is seeking to obtain Consents from each of the Holders.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Consent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Release of Security Interest. Effective as of the later of (x) the time each Holder and the Company, severally, shall have executed and delivered to the Collateral Agent and the Company a duly and fully executed consent in the form of this Consent and (y) the time of deposit of the Closing Sale Proceeds into the DACA Account (the “Effective Time”), the Holder hereby consents to the Collateral Agent’s irrevocable and unconditional release and forever discharge of (i) its security interest (including any lien, claim or encumbrances related thereto) in the NAV Shares, (ii) its security interest (including any lien, claim or encumbrances related thereto) in all the Collateral (as defined in the Security Agreement) of NAV People under the Security Agreement and all the Collateral (as defined in the IP Agreement) of NAV People under the IP Agreement, including but not limited to its security interest in the 365DP Shares and (iii) any lien, claim, encumbrance or security interest (including, without limitation, its security interests under the Note) it may have, solely with respect to the assets of NAV People and not with respect to any other Person. Notwithstanding the foregoing, the Company acknowledges and agrees that the Collateral Agent’s liens, claims, encumbrances and security interests in all other Collateral under the Security Agreement and the IP Agreement shall not be affected by the terms and conditions of the Consents and/or the Release, as applicable, and shall continue in full force and effect in accordance with the terms of the Security Agreement and the IP Agreement.

2. Release of Guarantor. Effective as of the Effective Time, the Holder hereby consents to the Collateral Agent’s irrevocable and unconditional release and forever discharge of NAV People, and its respective Representatives (solely to the extent acting in such capacity and not as Representatives of any other Person) from any and all Guaranteed Obligations (as defined in the Guaranty) arising in connection with the Guaranty and the Collateral Agent and NAV People hereby agree that solely in relation to NAV People, the Guaranty shall have no further force and effect. For purposes of this Section 2, “Representatives” shall mean, with respect to NAV People, any officers, directors, agents, employees, representatives and attorneys of NAV People. Notwithstanding the foregoing, (x) the Company acknowledges and agrees that the releases set forth in Section 1 and 2 herein shall not release any Representatives acting in their capacity as officers, directors, agents, employees, representatives and attorneys of the Company or any other Subsidiary, (y) all other Guaranties shall remain in full force and effect with respect to all other U.S. Subsidiaries of the Company and (z) the Company, NAV People, 365 and each of their Representatives acknowledge and agree that the execution and delivery of this Consent, the Other Consent and the Release and any documents pertaining hereto is without recourse to, or representation or warranty by, the Holder, the Collateral Agent or any Other Holder.

3. Deposit in DACA Account. At the closing of the Sale Transaction, 365 shall deposit the Closing Sale Proceeds directly into the DACA accounts as set forth on, and in accordance with, Schedule I hereto. Upon the release of any amounts of the Escrow Release Sale Proceeds, 365 (and/or any escrow agent, as applicable) shall deposit the released Escrow Release Sale Proceeds directly into the DACA accounts as set forth on, and in accordance with, Schedule I hereto. The Company shall take all actions necessary to ensure that the Closing Sale Proceeds and Escrow Release Sale Proceeds are promptly and directly deposited into the DACA accounts as set forth on, and in accordance with, Schedule I hereto.

4. No Material Information. On or before 8:30 a.m., New ork City time, on the fourth (4t ) Business Day occurring after the Effective Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (the “Agreement 8-K Filing”). On or before the first (1st) Business Day occurring after the fourteenth (14t ) calendar day following the Effective Date, the Company shall file a Current Report on Form 8-K describing any material, non-public information otherwise received by the Collateral Agent and/or any of the Holders, as applicable, from the Company in the form required by the 1934 Act (the “Other 8-K Filing” and together with the Agreement 8-K Filing, the “8-K Filings”). From and after the filing of the 8-K Filings with the SEC, no Holder nor the Collateral Agent shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filings. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and each Holder, the Collateral Agent and/or any of their affiliates on the other hand, will terminate as of the date of filing of the Other 8-K Filing and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder and/or the Collateral Agent, as applicable, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date of the Other 8-K Filing without the express prior written consent of such Holder and/or the Collateral Agent, as applicable. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6. No Strict Construction. The language used in this Consent will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7. Headings. The headings of this Consent are for convenience of reference and shall not form part of, or affect the interpretation of, this Consent.

8. Severability. If any provision of this Consent is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Consent so long as this Consent as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. Amendments. No provision of this Consent may be amended other than by an instrument in writing signed by the Company and the Holder.

10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Consent and the consummation of the transactions contemplated hereby.

11. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

12. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Consent shall be governed by the internal laws of the State of New ork, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New ork or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New ork. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New ork, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Consent and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Consent. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Consent shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Consent shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 13 shall apply similarly and equally to each Settlement Document.

14. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Consent are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Consent. Nothing contained herein or in any Other Consent, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

Acknowledged and agreed as of this ____of January 2023, by:

365:

365 HOLDCO LLC

By:	/s/ Jeff Kiehn
	Name:	Jeff Kiehn
	Title:	Authorized signatory

NAV PEOPLE:

THE NAV PEOPLE INC.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

HOLDER:

HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Consent to be duly executed as of the date first written above.

HOLDER:

ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER PORTFOLIO B

By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Director

Schedule I

DACA ACCOUNT

A.	HIGH TRAIL INVESTMENTS ON LLC Closing Sale Proceeds: $208,157.34 Account Number: ***
FIRSTBANK, a Colorado state banking corporation
12345 West Colfax Avenue Lakewood, CO 802015

B.	ALTO OPPORTUNITY MASTER FUND, SPC - SEGREGATED MASTER
PORTFOLIO B
Closing Sale Proceeds: $191,842.66
Account Number: ***
FIRSTBANK, a Colorado state banking corporation
12345 West Colfax Avenue Lakewood, CO 802015

C.	Allocations of Escrow Release Sale Proceeds (if any):
52% to High Trail Investments ON LLC
48% to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

EXHIBIT A

SPA

(See attached)

EXHIBIT B

FORM OF RELEASE

(See attached)